EXHIBIT 8.1

October 7, 2005

American Home Mortgage Acceptance, Inc. 520 Broadhollow Road Melville, New York 11747	Wilmington Trust Company Rodney Square North 110 North Market Street Wilmington, Delaware 19890
American Home Mortgage Investment Corp. 520 Broadhollow Road Melville, New York 11747	Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179
Bear Stearns Asset Backed Securities I LLC 383 Madison Avenue New York, New York 10179	U.S. Bank National Association One Federal Street, 3rd Floor Boston, MA 02110
American Home Mortgage Servicing, Inc. 7142 Columbia Gateway Drive Columbia, Maryland 21046	Goldman, Sachs & Co. 85 Broad Street New York, NY 10004
Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019	Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013
Financial Guaranty Insurance Company 125 Park Avenue New York, New York 10017	Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830
Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045	Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. 55 Water Street, 41st Floor New York, New York 10041

Opinion: Underwriting Agreement (Tax)

American Home Mortgage Investment Trust 2005-4,

Mortgage-Backed Notes, Series 2005-4A and Series 2005-4C and Grantor

Trust Certificates, Series 2005-4

Ladies and Gentlemen:

We have acted as counsel to American Home Mortgage Acceptance, Inc. (the “2005-4A Seller”), American Home Mortgage Investment Trust 2005-4B (the “2005-4C Seller”); together with the 2005-4A Seller, (“the Sellers”), Bear Stearns Asset Backed Securities I LLC (the “Depositor”), American Home Mortgage Investment Trust 2005-4A (the “AHMIT 2005-4A Issuer”), American Home Mortgage Investment Trust 2005-4C (the “AHMIT 2005-4C Issuer” together with the AHMIT 2005-4A Issuer, the “Note Issuers”), American Home Mortgage Investment Trust 2005-4 (the “Certificate Issuer”), American Home Mortgage Investment Corp. (“AHMIC”) and American Home Mortgage Servicing, Inc. (“AHM Servicing”) in connection with (i) the Mortgage Loan Purchase Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4A Seller Sale Agreement”), between the Seller and the Depositor, (ii) the Mortgage Loan Purchase Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4C Seller Sale Agreement” together with the AHMIT 2005-4A Seller Sale Agreement, the “Seller Sale Agreements”), among American Home Mortgage Acceptance, Inc., (the “Guarantor”), the 2005-4C Seller and the Depositor, (iii) the AHMIC 2005-4A Amended and Restated Trust Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4A Trust Agreement” and the “AHMIT 2005-4A Depositor Sale Agreement”), among the Depositor, Wilmington Trust Company (the “Owner Trustee”) and U.S. Bank National Association (the “Indenture Trustee”), and the trust certificates (the “AHMIT 2005-4A Trust Certificates”) issued pursuant thereto, (iv) the AHMIT 2005-4C Amended and Restated Trust Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4C Trust Agreement” and the “AHMIT 2005-4C Depositor Sale Agreement” together with the AHMIT 2005-4A Depositor Sale Agreement, the “Depositor Sale Agreements”), among the Depositor, Wilmington Trust Company (the “Owner Trustee”) and the Indenture Trustee, and the trust certificates (the “AHMIT 2005-4C Trust Certificates”); together with the AHMIT 2005-4A Trust Certificates, (the “Trust Certificates”) issued pursuant thereto, (v) the RMBS Master Servicing Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4A RMBS Master Servicing Agreement”), among the Wells Fargo Bank, N.A. (the “RMBS Master Servicer”), the AHMIT 2005-4A Issuer and the Indenture Trustee, (vi) the RMBS Master Servicing Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4C RMBS Master Servicing Agreement” together with the AHMIT 2005-4C RMBS Master Servicing Agreement, the “RMBS Master Servicing Agreements”), among the RMBS Master Servicer, the AHMIT 2005-4C Issuer and the Indenture Trustee, (vii) the AHMIT 2005-4A RMBS Servicing Agreement, dated October 7, 2005 (the “AHMIT 2005-4A RMBS Servicing Agreement”), among the RMBS Master Servicer, the AHMIT 2005-4A Issuer, the Indenture Trustee and American Home Mortgage Acceptance, Inc., (viii) the AHMIT 2005-4C RMBS Servicing Agreement, dated October 7, 2005 (the “AHMIT 2005-4C RMBS Servicing Agreement” together with the AHMIT 2005-4A RMBS Servicing Agreement, the “RMBS Servicing Agreements”), among the RMBS Master Servicer, the AHMIT 2005-4A Issuer, the Indenture Trustee, the Seller and AHM Servicing, (ix) the RMBS Subservicing Agreement, dated October 7, 2005 (the “RMBS Subservicing Agreement”), among the RMBS Master Servicer, the AHMIT 2005-4A Issuer, the Indenture Trustee, American Home Mortgage Acceptance, Inc. and AHM Servicing, (x) the HELOC Back-up Servicing Agreement, dated as of October 7, 2005 (the “HELOC Back-up Servicing Agreement”), among GMAC Mortgage Corporation (the “HELOC Back-up Servicer”), the AHMIT 2005-4A Issuer and the Indenture Trustee, (xi) the HELOC Servicing Agreement, dated as of October 7, 2005 (the “HELOC Servicing Agreement”), among the 2005-4A Seller, the Indenture Trustee, the AHMIT 2005-4A Issuer and American Home Mortgage Acceptance, Inc. (the “HELOC Servicer), (xii) the HELOC Subservicing Agreement, dated as of October 7, 2005 (the “HELOC Subservicing Agreement”), among AHMIT 2005-4 Issuer, the Indenture Trustee, the HELOC Servicer and American Home Mortgage Servicing, Inc. (the “HELOC Subservicer”); collectively with the RMBS Master Servicing Agreements, the RMBS Servicing Agreements, the RMBS Subservicing Agreement, the HELOC Servicing Agreement, the HELOC Subservicing Agreement and the HELOC Back-up Servicing Agreement, the “Servicing Agreements”), between American Home Mortgage Acceptance, Inc. and the HELOC Back-up Servicer, (xiii) the AHMIT 2005-4A Indenture, dated as of October 7, 2005 (the “AHMIT 2005-

4A Indenture”), among the AHMIT 2005-4A Issuer, Wells Fargo Bank, N.A. (the “Securities Administrator”) and the Indenture Trustee, and the Mortgage-Backed Notes, Series 2005-4A (the “Series 2005-4A Notes”), issued pursuant thereto, (xiv) the AHMIT 2005-4C Indenture, dated as of October 7, 2005 (the “AHMIT 2005-4C Indenture” together with the AHMIT 2005-4A Indenture, the “Indentures”), among the AHMIT 2005-4C Issuer, Wells Fargo Bank, N.A. (the “Securities Administrator”) and the Indenture Trustee, and the Mortgage-Backed Notes, Series 2005-4C (the “Series 2005-4C Notes” together with the Series 2005-4A Notes, the “Notes”), issued pursuant thereto, (xv) the AHMIT 2005-4A Custodial Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4A Custodial Agreement”), among the Indenture Trustee, the Depositor, Wells Fargo Bank, N.A., American Home Mortgage Acceptance, Inc. and Deutsche Bank National Trust Company (the “Custodian”), (xvi) the AHMIT 2005-4C Custodial Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4C Custodial Agreement” together with the AHMIT 2005-4A Custodial Agreement, the “Custodial Agreements”), among the Indenture Trustee, the Depositor, Wells Fargo Bank, N.A., American Home Mortgage Acceptance, Inc., AHM Servicing and Deutsche Bank National Trust Company (the “Custodian”), (xvii) the Grantor Trust Agreement, dated as of October 7, 2005 (the “Grantor Trust Agreement”), among the Depositor, the Securities Administrator and U.S. Bank National Association (in such capacity, the “Grantor Trustee”), and the Mortgage-Backed Grantor Trust Certificates, Series 2005-4 (the “Grantor Trust Certificates”) issued pursuant thereto, (xviii) the Underwriting Agreement, dated as of October 6, 2005 (the “Underwriting Agreement”), among the Depositor, AHMIC and Bear, Stearns & Co. Inc., Lehman Brothers, Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. (collectively, the “Underwriters”), (xix) the AHMIT 2005-4A Sale Agreement, dated October 7, 2005 (the “AHMIT 2005-4A AHMIC Sale Agreement”), between AHMIC and the Depositor, (xx) the AHMIT 2005-4C Sale Agreement dated October 7, 2005 (the “AHMIT 2005-4C AHMIC Sale Agreement” together with the AHMIT 2005-4A Sale Agreement, the “Sale Agreements”), between AHMIC and the Depositor, (xxi) the Prospectus Supplement, dated October 6, 2005 (the “Prospectus Supplement”), and the Prospectus to which it relates, dated June 24, 2005 (the “Base Prospectus” together with the Prospectus Supplement, the “Prospectus”), and (xxii) the Insurance and Indemnity Agreement, dated as of October 7, 2005 (the “Insurance and Indemnity Agreement”), among AHMIC, Financial Guaranty Insurance Corporation (the “Insurer”), the HELOC Servicer, the Seller, the Depositor, the Issuer, the HELOC Back-up Servicer , the HELOC Subservicer, the Grantor Trustee and the Indenture Trustee. The Seller Sale Agreements, the Depositor Sale Agreements, the Servicing Agreements, the Indentures, the Custodial Agreements, the Grantor Trust Agreement, the Underwriting Agreement, the Sale Agreements and the Insurance and Indemnity Agreement are collectively referred to herein as the “Agreements”. Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the “Code”). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions to which this opinion letter relates.

Based upon and subject to the foregoing, it is our opinion that:

1.

The statements made in the Base Prospectus and the Prospectus Supplement under the heading “Certain Federal Income Tax Consequences”, to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

2.

Under current United States federal income tax law as of the date hereof, based upon certain financial calculations prepared at the request of the Underwriters concerning the projected payments on the Notes and assuming the accuracy of and compliance with the representations, covenants and other provisions of the Agreements without any waiver or modification thereof, although there are no regulations, rulings or judicial precedents addressing the characterization for federal income tax purposes of securities having terms substantially the same as those of the Notes, for federal income tax purposes the Notes (other than those certain classes, or portions of certain classes, of Notes beneficially owned at the time of their issuance by American Home Mortgage Investment Corp. or one of its qualified real estate investment trust (“REIT”) subsidiaries (each, a “QRS”)) will be classified as debt instruments.

3.

Assuming compliance with the Agreements, for U.S. federal income tax purposes, despite the fact that the Note Issuers will be classified as taxable mortgage pools, the Note Issuers as of the date hereof are not and subsequently will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned QRSs, a 100% ownership interest in the Trust Certificates, the Transferor Interest and the Class M-4, Class M-5, Class M-6, Class I-M-4, Class I-M-5 and Class I-M-6 Certificates.

4.

The arrangement under which the Certificate Issuer is created will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, the assets of which will consist of the Notes and the financial guaranty insurance policy related to the Certificates issued by the Insurer, and not as a partnership or an association taxable as a corporation or a partnership, and the grantor trust certificates will be characterized as evidencing ownership interests in the related notes.

To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, any U.S. federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this opinion letter relates, (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

Very truly yours,